UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 30, 2012

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Seventh Amendment to Credit Agreement

On August 30, 2012, Emmis Communications Corporation (“Emmis”) and certain of its subsidiaries entered into an amendment (the “Seventh Amendment”) in connection with their senior secured credit facility in order to amend Section 11.1 thereof to provide for testing of the Total Leverage Ratio (as defined therein) to begin on August 31, 2012 instead of November 30, 2012 and to amend Section 11.4 thereof to cease testing minimum Consolidated EBITDA (as defined therein) as of May 31, 2012 instead of August 31, 2012.

This summary of terms of the Seventh Amendment is not complete and is qualified in its entirety by the terms and conditions of the Seventh Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1
Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated August 30, 2012 by and among Emmis Communications Corporation, Emmis Operating Company, the lenders party thereto and Bank of America, N.A., as administrative agent for itself and other lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 30, 2012

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated August 30, 2012 by and among Emmis Communications Corporation, Emmis Operating Company, the lenders party thereto and Bank of America, N.A., as administrative agent for itself and other lenders thereto.